Exhibit 10.4


                               July 31, 1998

The Pep Boys - Manny, Moe & Jack
3111 West Allegheny Avenue
Philadelphia, PA  19132

Gentlemen:

     Effective as of February 28, 1997, State Street Bank and Trust Company, a Massachusetts trust company, not in its individual capacity, but solely as Trustee under Declaration of Trust dated February 28, 1997 ("Lessor"), and The Pep Boys - Manny, Moe & Jack, a Pennsylvania corporation ("Guarantor"), entered into that certain Lease Guarantee pursuant to which Guarantor guaranteed certain obligations of Guarantor, The Pep Boys Manny, Moe & Jack of California, a California corporation, and Pep Boys - Manny, Moe & Jack of Delaware, Inc., a Delaware corporation (collectively, "Lessee"), under that certain Master Lease (as amended, supplemented or otherwise modified from time to time, the "Lease") dated effective as of February 28, 1997, between Lessor and Lessee, with respect to certain property more particularly described therein. Such Lease Guarantee, as heretofore modified by a certain amendment letter dated as of January 31, 1998, is herein referred to as the "Guarantee". All terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Lease.

     1. The modifications set out below with respect to Section 8(e) of the Guarantee (relating to the required NOP/Interest Charges Ratio) have been agreed to between Lessor and Guarantor, with the consent of Citicorp Leasing, Inc., a Delaware corporation, as Agent for Noteholders ("Agent"), and shall be effective as of the second fiscal quarter of fiscal year 1998. Accordingly,
Section 8(e) of the Guarantee shall read as follows:

          "(e)   NOP/Interest Charges Ratio.  At any time permit the NOP/
     Interest Charges Ratio to be less than 2.25 to 1.0; provided, however, that for purposes of computing the NOP/Interest Charges Ratio for the respective fiscal quarters ending August 1, 1998, and October 31, 1998, only, the NOP/Interest Charges Ratio shall be measured not on a four (4) consecutive fiscal quarter basis as provided for in the definition of the term NOP/Interest Charges Ratio, but rather on the basis of the period elapsed in fiscal year 1998 (e.g., the ratio for the second quarter of 1998 shall compare Net Operating Profit for the first two quarters of fiscal year 1998 to Interest Expense for the same period, and the ratio for the third quarter of shall compare Net Operating Profit for the first three quarters of fiscal year 1998 to Interest Expense for the same period)."

     For periods prior to the second fiscal quarter of 1998, the NOP/Interest Charges Ratio shall be determined based on the provisions of the Guarantee (as heretofore amended) without regard to the foregoing restatement of Section 8(e).

     In consideration of the modification set out above with respect to Section 8(e) of the Guarantee, simultaneously herewith Guarantor shall pay to Agent, on behalf of itself as a Purchaser and Instrument Holder and the other Purchasers and Instrument Holders, a fee in the amount of 5.0 basis points (.05%) times the aggregate outstanding balance of the Instruments held by each such Instrument Holder plus, in the case of Agent and each Purchaser, 5.0 basis points (.05%) times the aggregate unfunded amount of such Purchaser's Commitment.

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     2.   The Guarantee currently provides for written notice by Lessor or
Agent to Guarantor, and opportunity to cure, in the event of certain defaults under the Guarantee. Lessor and Guarantor hereby agree, with the consent of Agent, to modify such requirements and certain other provisions of the Guarantee as follows:

          (a) Clause (iv) of Section 7(d) of the Guarantee is hereby amended in its entirety to be and read as follows:

               "(iv) promptly after Guarantor learns or has reason to believe that an Event of Default (or an event or circumstances which with notice and/or the passage of time could mature into an Event of Default) has occurred under the Lease, this Guarantee, and/or the Environmental Indemnity Agreement of even date herewith executed by Guarantor, a notice of such Event of Default (or other event or circumstance, as applicable) describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, as description of the action that Guarantor has taken and proposes to take with respect thereto;..."

          (b) Subsection (iv) of Section 14(a) of the Guarantee is hereby deleted in its entirety, and in lieu thereof there is hereby inserted new subsections (iv) and (v), to be and read as follows (with the subsequent subsections of Section 14[a] being re-lettered accordingly):

               "(iv) If there shall be a default in the performance of any of its obligations under any of Sections 7(a), 7(b), 7(d)(iv), or 8(b) through 8(e), of this Guarantee.

               "(v)   If there shall be a defualt in the performance of
          any of its other obligations or observance of any term, condition or covenant contained in this Guarantee other than defaults described in other subsections of this Section 14(a) and such default shall continue unremedied for a period of thirty (30) days after written notice thereof has been given to Guarantor by the Lessor or Agent."

     3. Except as specifically amended hereby, the Guarantee (as previously amended) shall remain unchanged and in full force and effect, and Guarantor and Lessor ratify and confirm the terms thereof, as amended hereby.

                                       Very truly yours,

                                       STATE STREET BANK AND TRUST COMPANY,
                                       not in its individual capacity, but
                                       solely as Trustee under Declaration
                                       of Trust, Lessor


                                       By:_________________________________



AGREED TO AND ACCEPTED:

THE PEP BOYS - MANNY, MOE & JACK, Guarantor


By:__________________________
Name:________________________
Title:_______________________


APPROVED:

CITICORP LEASING, INC., Agent


By:__________________________
Name:________________________
Title:_______________________

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